Exhibit 99.1

PRESS RELEASE	For more information contact:

Prosperity Bancshares, Inc.®	Cullen Zalman
Prosperity Bank Plaza	Senior Vice President – Banking and Corporate Activities
4295 San Felipe	281.269.7199
Houston, Texas 77027	cullen.zalman@prosperitybankusa.com

FOR IMMEDIATE RELEASE

PROSPERITY BANCSHARES, INC.®

REPORTS SECOND QUARTER

2023 EARNINGS

•
Net income of $86.9 million and diluted earnings per share of $0.94 for second quarter 2023; excluding merger related provision and expenses of $31.4 million, diluted earnings per share of $1.21(1)
•
Loans, excluding Warehouse Purchase Program loans, increased $1.970 billion or 10.6% during second quarter 2023
•
Deposits increased $376.7 million or 1.4% during the second quarter 2023
•
Allowance for credit losses on loans to total loans, excluding Warehouse Purchase Program loans, of 1.68%(1)
•
Nonperforming assets remain low at 0.18% of second quarter average interest-earning assets
•
Repurchased 595 thousand shares of common stock during the second quarter of 2023, and 1.2 million shares during the first six months of 2023
•
Completed the merger and operational conversion of First Bancshares of Texas, Inc.
•
Pending merger of Lone Star State Bancshares, Inc., Lubbock, Texas

HOUSTON, July 26, 2023. Prosperity Bancshares, Inc.® (NYSE: PB), the parent company of Prosperity Bank® (collectively, “Prosperity”), reported net income of $86.9 million for the quarter ended June 30, 2023 compared with $128.5 million for the same period in 2022. Net income per diluted common share was $0.94 for the quarter ended June 30, 2023 compared with $1.40 for the same period in 2022. On May 1, 2023, First Bancshares of Texas, Inc. (“First Bancshares”) merged with Prosperity Bancshares and FirstCapital Bank of Texas, N.A. (“FirstCapital Bank”) merged with Prosperity Bank (collectively, the “Merger”). During the second quarter of 2023, Prosperity incurred a merger related provision for credit losses of $18.5 million, or $0.16(1) per diluted common share, and merger related expenses of $12.9 million, or $0.11(1) per diluted common share. Excluding these charges, earnings per diluted common share was $1.21(1) for the second quarter of 2023. Additionally, loans, excluding Warehouse Purchase Program loans, increased $1.970 billion or 10.6% during the second quarter of 2023, primarily due to the Merger. The annualized return on second quarter average assets was 0.89%, and the annualized return on second quarter average assets excluding merger related provision for credit losses, net of tax, and merger related expenses, net of tax was 1.14%(1). Nonperforming assets remain low at 0.18% of second quarter average interest-earning assets.

“I am pleased to announce that on May 1, 2023, Prosperity completed the merger of First Bancshares of Texas and its wholly owned subsidiary FirstCapital Bank, headquartered in Midland, Texas. FirstCapital Bank operated 16 full-service banking offices in six different markets in West, North and Central Texas areas, including its main office in Midland, and banking offices in Midland, Lubbock, Amarillo, Wichita Falls, Burkburnett, Byers, Henrietta, Dallas, Horseshoe Bay, Marble Falls and Fredericksburg, Texas,” said David Zalman, Prosperity’s Senior Chairman and Chief Executive Officer.

______________

(1)
Refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

“For the second quarter of 2023, Prosperity’s net income was impacted by merger related charges. Excluding those charges, our earnings remain strong but are lower than previous quarters, primarily because of the timing differences in that our cost of funds has increased faster than our earning assets have repriced. The good news is that based on our models, we show our net interest margin improving in a 12 month and 24-month time period to more normal levels. However, if rates increase more than we anticipate, this could change. Together with our model projections, strong capital position, liquidity, earnings, strong cost controls and sound asset quality, we believe opportunities remain for continued growth and expansion. I would like to welcome our new associates and thank our current associates for the all the hard work and integrity they show every day taking care of our customers,” concluded Zalman.

Results of Operations for the Three Months Ended June 30, 2023

Net income was $86.9 million(2) for the three months ended June 30, 2023 compared with $128.5 million(3) for the same period in 2022, and was impacted by merger related provision for credit losses of $18.5 million and merger related expenses of $12.9 million. Net income per diluted common share was $0.94 for the three months ended June 30, 2023 compared with $1.40 for the same period in 2022, and was also impacted by merger related provision and expenses. On a linked quarter basis, net income was $86.9 million(2) for the three months ended June 30, 2023 compared with $124.7 million(4) for the three months ended March 31, 2023. The change was primarily due to the Merger. Net income per diluted common share was $0.94 for the three months ended June 30, 2023 compared with $1.37 for the three months ended March 31, 2023. Annualized returns on average assets, average common equity and average tangible common equity for the three months ended June 30, 2023 were 0.89%, 5.01% and 9.67%(1), respectively. Excluding merger related provision for credit losses, net of tax, and merger related expenses, net of tax, annualized returns on average assets, average common equity and average tangible common equity for the three months ended June 30, 2023 were 1.14%(1), 6.45%(1) and 12.43%(1), respectively. Prosperity’s efficiency ratio (excluding net gains and losses on the sale or write down of assets and securities) was 53.21%(1) for the three months ended June 30, 2023; and excluding merger related expenses, the efficiency ratio was 48.51%(1).

Net interest income before provision for credit losses for the three months ended June 30, 2023 was $236.5 million compared with $248.5 million for the same period in 2022, a decrease of $12.0 million or 4.8%. The change was primarily due to an increase in average balances and rates on borrowings and an increase in the average rates on interest-bearing deposits, partially offset by an increase in the average balances and average rates on loans held for investment and an increase in average rates on investment securities. On a linked quarter basis, net interest income before provision for credit losses was $236.5 million compared with $243.5 million for the three months ended March 31, 2023, a decrease of $7.0 million or 2.9%. The change was primarily due to an increase in the average balances and average rates on other borrowings, an increase in average rates on interest-bearing deposits and a decrease in average federal funds sold and other earning assets, partially offset by an increase in the average balances and average rates on loans.

The net interest margin on a tax equivalent basis was 2.73% for the three months ended June 30, 2023 compared with 2.97% for the same period in 2022. The change was primarily due to an increase in average balances and average rates on borrowings and an increase in the average rates on interest-bearing deposits, partially offset by an increase in the average balances and average rates on loans held for investment and an increase in average rates on investment securities. On a linked quarter basis, the net interest margin on a tax equivalent basis was 2.73% for the three months ended June 30, 2023 compared with 2.93% for the three months ended March 31, 2023. The change was primarily due to an increase in the average balances and average rates on other borrowings, an increase in average rates on interest-bearing deposits and a decrease in average federal funds sold and other earning assets, partially offset by an increase in the average balances and average rates on loans.

Noninterest income was $39.7 million for the three months ended June 30, 2023 compared with $37.6 million for the same period in 2022, an increase of $2.1 million or 5.6%. On a linked quarter basis, noninterest income was $39.7 million compared with $38.3 million for the three months ended March 31, 2023, an increase of $1.4 million or 3.7%.

______________

(2)
Includes purchase accounting adjustments of $2.4 million, net of tax, primarily comprised of loan discount accretion of $2.4 million, merger related provision for credit losses of $18.5 million and merger related expenses of $12.9 million for the three months ended June 30, 2023.
(3)
Includes purchase accounting adjustments of $103 thousand, net of tax, primarily comprised of loan discount accretion of $59 thousand for the three months ended June 30, 2022.
(4)
Includes purchase accounting adjustments of $728 thousand, net of tax, primarily comprised of loan discount accretion of $871 thousand, and merger related expenses of $860 thousand for the three months ended March 31, 2023.
(5)
Includes purchase accounting adjustments of $3.1 million, net of tax, primarily comprised of loan discount accretion of $3.3 million, merger related provision for credit losses of $18.5 million and merger related expenses of $13.8 million for the six months ended June 30, 2023.
(6)
Includes purchase accounting adjustments of $4.2 million, net of tax, primarily comprised of loan discount accretion of $5.3 million for the six months ended June 30, 2022.

Noninterest expense was $145.9 million for the three months ended June 30, 2023 compared with $122.9 million for the same period in 2022, an increase of $23.0 million or 18.7%. On a linked quarter basis, noninterest expense increased $22.9 million or 18.6% to $145.9 million compared with $123.0 million for the three months ended March 31, 2023. The change for both periods was primarily due to an increase in merger related expenses, an increase in salaries and benefits and an increase in additional expenses related to two months of FirstCapital Bank operations.

Results of Operations for the Six Months Ended June 30, 2023

Net income was $211.6 million(5) for the six months ended June 30, 2023 compared with $250.8 million(6) for the same period in 2022, and was impacted by merger related provision for credit losses of $18.5 million and merger related expenses of $13.8 million. Net income per diluted common share was $2.30 for the six months ended June 30, 2023 compared with $2.73 for the same period in 2022, and was also impacted by merger related provision and expenses. Annualized returns on average assets, average common equity and average tangible common equity for the six months ended June 30, 2023 were 1.09%, 6.18% and 11.97%(1), respectively. Excluding merger related provision for credit losses, net of tax, and merger related expenses, net of tax, annualized returns on average assets, average common equity and average tangible common equity for the six months ended June 30, 2023 were 1.22%(1), 6.93%(1) and 13.41%(1), respectively. Prosperity’s efficiency ratio (excluding net gains and losses on the sale or write down of assets and securities) was 48.38%(1) for the six months ended June 30, 2023; excluding merger related expenses, the efficiency ratio was 45.90% (1).

Net interest income before provision for credit losses for the six months ended June 30, 2023 was $479.9 million compared with $488.4 million for the same period in 2022, a decrease of $8.5 million or 1.7%. The change was primarily due to an increase in the average balances and average rates on other borrowings and an increase in average rates on interest-bearing deposits, partially offset by increases in the average balances and increases in average rates on loans held for investment and on investment securities.

The net interest margin on a tax equivalent basis for the six months ended June 30, 2023 was 2.83% compared with 2.92% for the same period in 2022. The changes were primarily due to an increase in the average balances and average rates on interest-bearing liabilities, partially offset by an increase in average balances and average rates on loans and an increase in average rates on investment securities.

Noninterest income was $78.0 million for the six months ended June 30, 2023 compared with $72.7 million for the same period in 2022, an increase of $5.2 million or 7.2%, primarily due to increases in trust income, credit card, debit card and ATM income and other noninterest income.

Noninterest expense was $268.9 million for the six months ended June 30, 2023 compared with $242.7 million for the same period in 2022, an increase of $26.1 million or 10.8%. The change was primarily due to $13.8 million of merger related expenses, an increase in Federal Deposit Insurance Corporation assessments of $4.4 million and an increase in additional expenses related to two months of FirstCapital Bank operations.

Balance Sheet Information

At June 30, 2023, Prosperity had $39.905 billion in total assets, an increase of $2.518 billion or 6.7%, compared with $37.387 billion at June 30, 2022.

Loans were $21.654 billion at June 30, 2023, an increase of $2.320 billion or 12.0% from $19.334 billion at March 31, 2023. Loans increased $3.445 billion or 18.9% compared with $18.209 billion at June 30, 2022. Loans, excluding Warehouse Purchase Program loans, were $20.505 billion at June 30, 2023 compared to $18.535 billion at March 31, 2023, an increase of $1.970 billion or 10.6%, and compared to $17.071 billion at June 30, 2022, an increase of $3.434 billion or 20.1%.

Deposits were $27.381 billion at June 30, 2023, an increase of $376.7 million or 1.4% compared with $27.004 billion at March 31, 2023. Deposits decreased $2.485 billion or 8.3%, compared with $29.866 billion at June 30, 2022, primarily due to a decrease in public fund deposits and business deposits, partially offset by an increase in Merger acquired deposits.

The table below provides detail on the impact of loans acquired and deposits assumed in the Merger.

Balance Sheet Data (at period end)
(In thousands)
	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Loans acquired (including new production since acquisition date):
FirstCapital Bank	$1,590,137	$—	$—	$—	$—
Prosperity - Warehouse Purchase Program loans	1,148,883	799,115	740,620	922,764	1,137,623
Prosperity - All other loans	18,914,926	18,535,244	18,099,207	17,583,524	17,071,221
Total loans	$21,653,946	$19,334,359	$18,839,827	$18,506,288	$18,208,844

Deposits assumed (including new deposits since acquisition date):
FirstCapital Bank	$1,481,831	$—	$—	$—	$—
All other deposits	25,899,055	27,004,236	28,533,531	29,300,095	29,865,618
Total deposits	$27,380,886	$27,004,236	$28,533,531	$29,300,095	$29,865,618

Excluding loans acquired in the Merger and new production by the acquired lending operations since May 1, 2023, loans at June 30, 2023 grew $729.5 million or 3.8% compared with March 31, 2023 and $1.855 billion or 10.2% compared with June 30, 2022. Excluding loans acquired in the Merger and new production by the acquired lending operations since May 1, 2023 and Warehouse Purchase Program loans, loans at June 30, 2023 grew $379.7 million or 2.0% (8.2% annualized) compared with March 31, 2023 and $1.844 billion or 10.8% compared with June 30, 2022.

Excluding deposits assumed in the Merger and new deposits generated at the acquired banking centers since May 1, 2023, deposits at June 30, 2023 decreased by $1.105 billion or 4.1% compared with March 31, 2023 and decreased by $3.967 billion or 13.3% compared with June 30, 2022.

Asset Quality

Nonperforming assets totaled $62.7 million or 0.18% of quarterly average interest-earning assets at June 30, 2023 compared with $22.2 million or 0.07% of quarterly average interest-earning assets at June 30, 2022 and $24.5 million or 0.07% of quarterly average interest-earning assets at March 31, 2023. The increase during the second quarter of 2023 was primarily due to the Merger and two loans that were placed on nonaccrual status during the quarter, one of which is under contract for sale.

The allowance for credit losses on loans and off-balance sheet credit exposures was $381.7 million at June 30, 2023 compared with $313.9 million at June 30, 2022 and $312.1 million at March 31, 2023. The provision for credit losses was $18.5 million for the three and six months ended June 30, 2023 compared to no provision for credit losses for the three and six months ended June 30, 2022. As a result of the loans acquired in the Merger, the second quarter of 2023 included a $12.0 million provision for credit losses on loans and a $6.5 million provision for credit losses on off-balance sheet credit exposures.

The allowance for credit losses on loans was $345.2 million or 1.59% of total loans at June 30, 2023 compared with $284.0 million or 1.56% of total loans at June 30, 2022 and $282.2 million or 1.46% of total loans at March 31, 2023. Excluding Warehouse Purchase Program loans, the allowance for credit losses on loans to total loans was 1.68%(1) at June 30, 2023 compared with 1.66%(1) at June 30, 2022 and 1.52%(1) at March 31, 2023.

Net charge-offs were $16.1 million for the three months ended June 30, 2023 compared with net charge-offs of $1.2 million for the three months ended June 30, 2022 and net recoveries of $615 thousand for the three months ended March 31, 2023. Net charge-offs for the second quarter of 2023 included $15.0 million related to one commercial real estate loan obtained in a previous merger. Additionally, $3.5 million of specific reserves on resolved purchased credit deteriorated ("PCD") loans without any related charge-offs was released to the general reserve.

Net charge-offs were $15.5 million for the six months ended June 30, 2023 compared with $2.4 million for the six months ended June 30, 2022. Net charge-offs for the six months ended June 30, 2023 included $15.0 million related to one commercial real estate loan obtained in a previous merger. Additionally, $3.7 million of specific reserves on resolved PCD loans without any related charge-offs was released to the general reserve.

Dividend

Prosperity Bancshares declared a third quarter 2023 cash dividend of $0.55 per share to be paid on October 2, 2023, to all shareholders of record as of September 15, 2023.

Stock Repurchase Program

On January 17, 2023, Prosperity Bancshares announced a stock repurchase program under which up to 5%, or approximately 4.6 million shares, of its outstanding common stock may be acquired over a one-year period expiring on January 17, 2024, at the discretion of management. Under its 2023 stock repurchase program, Prosperity Bancshares repurchased approximately 595 thousand shares of its common stock at an average weighted price of $57.49 per share during the three months ended June 30, 2023 and approximately 1.21 million shares of its common stock at an average weighted price of $59.88 per share during the six months ended June 30, 2023.

Merger of First Bancshares of Texas, Inc.

On May 1, 2023, Prosperity completed the merger of First Bancshares and its wholly owned subsidiary FirstCapital Bank, headquartered in Midland, Texas. FirstCapital Bank operated 16 full-service banking offices in six different markets in West, North and Central Texas areas, including its main office in Midland, and banking offices in Midland, Lubbock, Amarillo, Wichita Falls, Burkburnett, Byers, Henrietta, Dallas, Horseshoe Bay, Marble Falls and Fredericksburg, Texas.

Pursuant to the terms of the definitive agreement, Prosperity issued 3,583,370 shares of Prosperity common stock plus approximately $91.5 million in cash for all outstanding shares of First Bancshares, which resulted in goodwill of $152.1 million as of June 30, 2023. Additionally, Prosperity recognized $25.3 million of core deposit intangibles as of June 30, 2023. The goodwill balance as of June 30, 2023 does not include subsequent fair value adjustments that are still being finalized. During the second quarter of 2023, Prosperity completed the operational conversion of FirstCapital Bank.

Pending Merger of Lone Star State Bancshares, Inc.

On October 11, 2022, Prosperity Bancshares and Lone Star State Bancshares, Inc. (“Lone Star”) jointly announced the signing of a definitive merger agreement whereby Lone Star, the parent company of Lone Star State Bank of West Texas (“Lone Star Bank”) will merge with and into Prosperity. Lone Star Bank operates 5 banking offices in the West Texas area, including its main office in Lubbock, and 1 banking center in each of Brownfield, Midland, Odessa and Big Spring, Texas. As of June 30, 2023, Lone Star, on a consolidated basis, reported total assets of $1.276 billion, total loans of $1.072 billion and total deposits of $1.117 billion.

Under the terms of the merger agreement, Prosperity will issue 2,376,182 shares of Prosperity common stock plus $64.1 million in cash for all outstanding shares of Lone Star capital stock, subject to certain conditions and potential adjustments. Based on Prosperity’s closing price of $69.27 on October 7, 2022, the total consideration was valued at approximately $228.7 million. The transaction is subject to customary closing conditions, including the receipt of regulatory approvals. The shareholders of Lone Star approved the transaction on March 28, 2023. The transaction is expected to close during the third quarter of 2023, although delays could occur.

Conference Call

Prosperity’s management team will host a conference call on Wednesday, July 26, 2023, at 11:30 a.m. Eastern Time (10:30 a.m. Central Time) to discuss Prosperity’s second quarter 2023 earnings. Individuals and investment professionals may participate in the call by dialing 877-885-0477 for domestic participants, or 412-902-6506 for international participants. The participant elite entry number is 7557443.

Alternatively, individuals may listen to the live webcast of the presentation by visiting Prosperity’s website at www.prosperitybankusa.com. The webcast may be accessed from Prosperity’s Investor Relations page by selecting “Presentations, Webcasts & Calls” from the menu and following the instructions.

Non-GAAP Financial Measures

Prosperity’s management uses certain non-GAAP financial measures to evaluate its performance. Specifically, Prosperity reviews diluted earnings per share excluding merger related provision for credit losses, net of tax, and merger related expenses, net of tax; return on average assets excluding merger related provision for credit losses, net of tax, and merger related expenses, net of tax; return on average common equity excluding merger related provision for credit losses, net of tax, and merger related expenses, net of tax; return on average tangible common equity; return on average tangible common equity excluding merger related provision for credit losses, net of tax, and merger related expenses, net of tax; tangible book value per share; the tangible equity to tangible assets ratio;

allowance for credit losses to total loans excluding Warehouse Purchase Program loans; the efficiency ratio, excluding net gains and losses on the sale or write down of assets and securities; and the efficiency ratio, excluding net gains and losses on the sale or write down of assets and securities and merger related expenses, for internal planning and forecasting purposes. Prosperity believes these non-GAAP financial measures provide information useful to investors in understanding Prosperity’s financial results and their presentation, together with the accompanying reconciliations, provides a more complete understanding of factors and trends affecting Prosperity’s business and allows investors to view performance in a manner similar to management, the entire financial services sector, bank stock analysts and bank regulators. Further, Prosperity believes that these non-GAAP financial measures provide useful information by excluding certain items that may not be indicative of its core operating earnings and business outlook. These non-GAAP financial measures should not be considered a substitute for, nor of greater importance than, GAAP basis financial measures and results; Prosperity strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. Please refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of these non-GAAP financial measures to the nearest respective GAAP financial measures.

Prosperity Bancshares, Inc. ®

As of June 30, 2023, Prosperity Bancshares, Inc.® is a $39.905 billion Houston, Texas based regional financial holding company providing personal banking services and investments to consumers and businesses throughout Texas and Oklahoma. Founded in 1983, Prosperity believes in a community banking philosophy, taking care of customers, businesses and communities in the areas it serves by providing financial solutions to simplify everyday financial needs. In addition to offering traditional deposit and loan products, Prosperity offers digital banking solutions, credit and debit cards, mortgage services, retail brokerage services, trust and wealth management, and treasury management.

Prosperity currently operates 285 full-service banking locations: 65 in the Houston area, including The Woodlands; 30 in the South Texas area including Corpus Christi and Victoria; 62 in the Dallas/Fort Worth area; 22 in the East Texas area; 32 in the Central Texas area including Austin and San Antonio; 44 in the West Texas area including Lubbock, Midland-Odessa, Abilene; Amarillo and Wichita Falls; 16 in the Bryan/College Station area, 6 in the Central Oklahoma area; 8 in the Tulsa, Oklahoma area.

Cautionary Notes on Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains, and the remarks by Prosperity’s management on the conference call may contain, forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. From time to time, oral or written forward-looking statements may also be included in other information released to the public. Such forward-looking statements are typically, but not exclusively, identified by the use in the statements of words or phrases such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “goal,” “guidance,” “intend,” “is anticipated,” “is expected,” “is intended,” “objective,” “plan,” “projected,” “projection,” “will affect,” “will be,” “will continue,” “will decrease,” “will grow,” “will impact,” “will increase,” “will incur,” “will reduce,” “will remain,” “will result,” “would be,” variations of such words or phrases (including where the word “could,” “may,” or “would” is used rather than the word “will” in a phrase) and similar words and phrases indicating that the statement addresses some future result, occurrence, plan or objective. Forward-looking statements include all statements other than statements of historical fact, including forecasts or trends, and are based on current expectations, assumptions, estimates and projections about Prosperity Bancshares and its subsidiaries. These forward-looking statements may include information about Prosperity’s possible or assumed future economic performance or future results of operations, including future revenues, income, expenses, provision for loan losses, provision for taxes, effective tax rate, earnings per share and cash flows and Prosperity’s future capital expenditures and dividends, future financial condition and changes therein, including changes in Prosperity’s loan portfolio and allowance for loan losses, changes in deposits, borrowings and the investment securities portfolio, future capital structure or changes therein, as well as the plans and objectives of management for Prosperity’s future operations, future or proposed acquisitions, including the pending transaction with Lone Star, the future or expected effect of acquisitions on Prosperity’s operations, results of operations, financial condition, and future economic performance, statements about the anticipated benefits of each of the proposed transactions, and statements about the assumptions underlying any such statement. These forward‑looking statements are not guarantees of future performance and are based on expectations and assumptions Prosperity currently believes to be valid. Because forward-looking statements relate to future results and occurrences, many of which are outside of Prosperity’s control, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. These risks and uncertainties include, but are not limited to whether Prosperity can: successfully identify acquisition targets and integrate the businesses of acquired companies and banks, including Lone Star; continue to sustain its current internal growth rate or total growth rate; provide products and services that appeal to its customers; continue to have access to debt and equity capital markets; and achieve its sales objectives. Other risks include, but are not limited to: the possibility that credit quality could deteriorate; actions of competitors; changes in laws and regulations (including changes in governmental interpretations of regulations and changes in accounting standards); the possibility that the anticipated benefits of an acquisition transaction, including the pending transaction with Lone Star, are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of two companies or as a result of the strength of the economy and competitive factors generally; a deterioration or downgrade in the credit quality and credit agency ratings of the securities in Prosperity’s securities portfolio; customer and consumer demand, including customer and consumer response to marketing; effectiveness of spending, investments or programs; fluctuations in the cost and availability of supply chain resources; economic conditions, including currency rate, interest rate and commodity price fluctuations; and the effect, impact, potential duration or other implications of weather and climate-related events. Prosperity disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments. These and various other factors are discussed in Prosperity’s Annual Report on Form 10-K for the year ended December 31, 2022, and other reports and statements Prosperity has filed with the Securities and Exchange Commission (“SEC”). Copies of the SEC filings for Prosperity may be downloaded from the Internet at no charge from http://www.prosperitybankusa.com.

Bryan/College Station Area	Frisco-West	Palestine	Mont Belvieu	North University
Bryan	Garland	Rusk	Nederland	Texas Tech Student Union
Bryan-29th Street	Grapevine	Seven Points	Needville
Bryan-East	Grapevine Main	Teague	Rosenberg	Midland
Bryan-North	Kiest	Tyler-Beckham	Shadow Creek	North
Caldwell	Lake Highlands	Tyler-South Broadway	Spring	Wadley
College Station	LBJ	Tyler-University	Tomball	Wall Street
Crescent Point	McKinney	Winnsboro	Waller	West
Hearne	McKinney Eldorado		West Columbia
Huntsville	McKinney Redbud	Houston Area	Wharton	Odessa
Madisonville	North Carrolton	Houston	Winnie	Grandview
Navasota	Park Cities	Aldine	Wirt	Grant
New Waverly	Plano	Alief		Kermit Highway
Rock Prairie	Plano-West	Bellaire	South Texas Area -	Parkway
Southwest Parkway	Preston Forest	Beltway	Corpus Christi
Tower Point	Preston Parker	Clear Lake	Calallen	Wichita Falls
Wellborn Road	Preston Royal	Copperfield	Carmel	Cattlemans
	Red Oak	Cypress	Northwest	Kell
Central Texas Area	Richardson	Downtown	Saratoga
Austin	Richardson-West	Eastex	Timbergate	Other West Texas Area
Allandale	Rosewood Court	Fairfield	Water Street	Locations
Cedar Park	The Colony	First Colony		Big Spring
Congress	Tollroad	Fry Road	Victoria	Brownfield
Lakeway	Trinity Mills	Gessner	Victoria Main	Brownwood
Liberty Hill	Turtle Creek	Gladebrook	Victoria-Navarro	Burkburnett
Northland	West 15th Plano	Grand Parkway	Victoria-North	Byers
Oak Hill	West Allen	Heights	Victoria Salem	Cisco
Research Blvd	Westmoreland	Highway 6 West		Comanche
Westlake	Wylie	Little York	Other South Texas Area	Early
		Medical Center	Locations	Floydada
Other Central Texas Area	Fort Worth	Memorial Drive	Alice	Gorman
Locations	Haltom City	Northside	Aransas Pass	Henrietta
Bastrop	Hulen	Pasadena	Beeville	Levelland
Canyon Lake	Keller	Pecan Grove	Colony Creek	Littlefield
Dime Box	Museum Place	Pin Oak	Cuero	Merkel
Dripping Springs	Renaissance Square	River Oaks	Edna	Plainview
Elgin	Roanoke	Sugar Land	Goliad	San Angelo
Flatonia	Stockyards	SW Medical Center	Gonzales	Slaton
Fredericksburg		Tanglewood	Hallettsville	Snyder
Georgetown	Other Dallas/Fort Worth Area	The Plaza	Kingsville
Gruene	Locations	Uptown	Mathis	Oklahoma
Horseshoe Bay	Arlington	Waugh Drive	Padre Island	Central Oklahoma Area
Kingsland	Azle	Westheimer	Palacios	Oklahoma City
La Grange	Ennis	West University	Port Lavaca	23rd Street
Lexington	Gainesville	Woodcreek	Portland	Expressway
Marble Falls	Glen Rose		Rockport	I-240
New Braunfels	Granbury	Katy	Sinton	Memorial
Pleasanton	Grand Prairie	Cinco Ranch	Taft
Round Rock	Jacksboro	Katy-Spring Green	Yoakum	Other Central Oklahoma Area
San Antonio	Mesquite		Yorktown	Locations
Schulenburg	Muenster	The Woodlands		Edmond
Seguin	Runaway Bay	The Woodlands-College Park	West Texas Area	Norman
Smithville	Sanger	The Woodlands-I-45	Abilene
Thorndale	Waxahachie	The Woodlands-Research Forest	Antilley Road	Tulsa Area
Weimar	Weatherford		Barrow Street	Tulsa
		Other Houston Area	Cypress Street
Dallas/Fort Worth Area	East Texas Area	Locations	Judge Ely	Garnett
Dallas	Athens	Angleton	Mockingbird	Harvard
14th Street Plano	Blooming Grove	Bay City		Memorial
Abrams Centre	Canton	Beaumont	Amarillo	Sheridan
Addison	Carthage	Cleveland	Hillside	S. Harvard
Allen	Corsicana	East Bernard	Soncy	Utica Tower
Balch Springs	Crockett	El Campo		Yale
Camp Wisdom	Eustace	Dayton	Lubbock
Carrollton	Gilmer	Galveston	4th Street	Other Tulsa Area Locations
Cedar Hill	Grapeland	Groves	66th Street	Owasso
Coppell	Gun Barrel City	Hempstead	82nd Street
East Plano	Jacksonville	Hitchcock	86th Street
Euless	Kerens	Liberty	98th Street
Frisco	Longview	Magnolia	Avenue Q

- - -

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(In thousands)

	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022
Balance Sheet Data (at period end)
Loans held for sale	$10,656	$1,603	$554	$2,871	$3,350
Loans held for investment	20,494,407	18,533,641	18,098,653	17,580,653	17,067,871
Loans held for investment - Warehouse Purchase Program	1,148,883	799,115	740,620	922,764	1,137,623
Total loans	21,653,946	19,334,359	18,839,827	18,506,288	18,208,844

Investment securities(A)	13,667,319	14,071,545	14,476,005	14,806,487	14,912,313
Federal funds sold	181	222	301	244	201
Allowance for credit losses on loans	(345,209)	(282,191)	(281,576)	(282,179)	(283,959)
Cash and due from banks	396,848	405,331	423,832	602,152	393,716
Goodwill	3,383,698	3,231,636	3,231,636	3,231,636	3,231,636
Core deposit intangibles, net	71,128	48,974	51,348	53,906	56,483
Other real estate owned	3,107	1,989	1,963	1,758	1,555
Fixed assets, net	365,299	345,149	339,453	337,099	335,939
Other assets	708,814	672,218	607,040	586,111	530,528
Total assets	$39,905,131	$37,829,232	$37,689,829	$37,843,502	$37,387,256

Noninterest-bearing deposits	$10,364,921	$10,108,348	$10,915,448	$11,154,143	$11,032,184
Interest-bearing deposits	17,015,965	16,895,888	17,618,083	18,145,952	18,833,434
Total deposits	27,380,886	27,004,236	28,533,531	29,300,095	29,865,618
Other borrowings	4,800,000	3,365,000	1,850,000	1,165,000	300,000
Securities sold under repurchase agreements	434,160	434,261	428,134	454,304	481,785
Subordinated debentures	3,093	—	—	—	—
Allowance for credit losses on off-balance sheet credit exposures	36,503	29,947	29,947	29,947	29,947
Other liabilities	282,373	256,671	148,843	282,514	188,079
Total liabilities	32,937,015	31,090,115	30,990,455	31,231,860	30,865,429
Shareholders' equity(B)	6,968,116	6,739,117	6,699,374	6,611,642	6,521,827
Total liabilities and equity	$39,905,131	$37,829,232	$37,689,829	$37,843,502	$37,387,256

(A) Includes $(3,393), $(4,399), $(4,396), $(296) and $1,517 in unrealized (losses) gains on available for sale securities for the quarterly periods ended June 30, 2023, March 31, 2023, December 31, 2022, September 30, 2022 and June 30, 2022, respectively.

(B) Includes $(2,681), $(3,476), $(3,473), $(234) and $1,198 in after-tax unrealized (losses) gains on available for sale securities for the quarterly periods ended June 30, 2023, March 31, 2023, December 31, 2022, September 30, 2022 and June 30, 2022, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(In thousands)

	Three Months Ended					Year-to-Date
	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Jun 30, 2023	Jun 30, 2022
Income Statement Data
Interest income:
Loans	$286,638	$247,118	$235,126	$210,268	$192,770	$533,756	$385,795
Securities(C)	72,053	73,185	72,533	68,761	64,111	145,238	119,122
Federal funds sold and other earning assets	1,757	7,006	933	525	925	8,763	1,772
Total interest income	360,448	327,309	308,592	279,554	257,806	687,757	506,689

Interest expense:
Deposits	63,964	47,343	36,048	14,669	8,641	111,307	17,395
Other borrowings	57,351	34,396	14,682	3,719	450	91,747	450
Securities sold under repurchase agreements	2,674	2,103	1,725	487	244	4,777	429
Subordinated debentures	—	—	—	—	—	—	—
Total interest expense	123,989	83,842	52,455	18,875	9,335	207,831	18,274
Net interest income	236,459	243,467	256,137	260,679	248,471	479,926	488,415
Provision for credit losses	18,540	—	—	—	—	18,540	—
Net interest income after provision for credit losses	217,919	243,467	256,137	260,679	248,471	461,386	488,415

Noninterest income:
Nonsufficient funds (NSF) fees	8,512	8,095	8,519	8,887	8,484	16,607	16,608
Credit card, debit card and ATM card income	9,206	8,666	8,816	8,889	8,880	17,872	17,059
Service charges on deposit accounts	6,078	5,926	5,932	6,222	6,365	12,004	12,576
Trust income	3,358	3,225	3,498	3,174	2,875	6,583	5,578
Mortgage income	661	238	102	340	502	899	957
Brokerage income	1,000	1,149	905	940	917	2,149	1,809
Bank owned life insurance income	1,553	1,354	1,329	1,214	1,293	2,907	2,576
Net gain on sale or write-down of assets	1,994	121	2,087	50	1,108	2,115	1,797
Other noninterest income	7,326	9,492	6,536	4,972	7,170	16,818	13,756
Total noninterest income	39,688	38,266	37,724	34,688	37,594	77,954	72,716

Noninterest expense:
Salaries and benefits	84,723	77,798	75,353	79,578	80,371	162,521	159,782
Net occupancy and equipment	8,935	8,025	8,147	8,412	8,039	16,960	15,887
Credit and debit card, data processing and software amortization	10,344	9,566	9,716	9,516	9,246	19,910	18,095
Regulatory assessments and FDIC insurance	5,097	4,973	2,873	2,807	2,851	10,070	5,701
Core deposit intangibles amortization	3,167	2,374	2,558	2,577	2,581	5,541	5,201
Depreciation	4,658	4,433	4,438	4,436	4,539	9,091	9,086
Communications	3,693	3,462	3,506	3,374	3,206	7,155	6,125
Other real estate expense	(464)	58	154	198	195	(406)	409
Net (gain) loss on sale or write-down of other real estate	(33)	(13)	(63)	(213)	14	(46)	(607)
Merger related expenses	12,891	860	272	—	—	13,751	—
Other noninterest expense	12,859	11,464	12,290	11,529	11,836	24,323	23,049
Total noninterest expense	145,870	123,000	119,244	122,214	122,878	268,870	242,728
Income before income taxes	111,737	158,733	174,617	173,153	163,187	270,470	318,403
Provision for income taxes	24,799	34,039	36,737	37,333	34,697	58,838	67,587
Net income available to common shareholders	$86,938	$124,694	$137,880	$135,820	$128,490	$211,632	$250,816

(C) Interest income on securities was reduced by net premium amortization of $7,131, $7,384, $8,703, $9,947 and $11,450 for the three months ended June 30, 2023, March 31, 2023, December 31, 2022, September 30, 2022 and June 30, 2022, respectively, and $14,515 and $24,307 for the six months ended June 30, 2023 and June 30, 2022, respectively.

Prosperity Bancshares, Inc. ®

Financial Highlights (Unaudited)

(Dollars and share amounts in thousands, except per share data and market prices)

	Three Months Ended								Year-to-Date
	Jun 30, 2023		Mar 31, 2023		Dec 31, 2022		Sep 30, 2022	Jun 30, 2022	Jun 30, 2023		Jun 30, 2022

Profitability
Net income (D) (E)	$86,938		$124,694		$137,880		$135,820	$128,490	$211,632		$250,816

Basic earnings per share	$0.94		$1.37		$1.51		$1.49	$1.40	$2.30		$2.73
Diluted earnings per share	$0.94		$1.37		$1.51		$1.49	$1.40	$2.30		$2.73

Return on average assets (F)	0.89%	(J)	1.31%	(J)	1.47%	(J)	1.45%	1.36%	1.09%	(J)	1.32%
Return on average common equity (F)	5.01%	(J)	7.38%	(J)	8.26%	(J)	8.24%	7.84%	6.18%	(J)	7.69%
Return on average tangible common equity (F) (G)	9.67%	(J)	14.34%	(J)	16.26%	(J)	16.44%	15.73%	11.97%	(J)	15.52%
Tax equivalent net interest margin (D) (E) (H)	2.73%		2.93%		3.05%		3.11%	2.97%	2.83%		2.92%
Efficiency ratio (G) (I)	53.21%	(K)	43.68%	(K)	40.87%	(K)	41.38%	43.12%	48.38%	(K)	43.40%

Liquidity and Capital Ratios
Equity to assets	17.46%		17.81%		17.78%		17.47%	17.44%	17.46%		17.44%
Common equity tier 1 capital	14.48%		15.59%		15.88%		15.44%	15.26%	14.48%		15.26%
Tier 1 risk-based capital	14.48%		15.59%		15.88%		15.44%	15.26%	14.48%		15.26%
Total risk-based capital	15.51%		16.41%		16.51%		16.09%	15.91%	15.51%		15.91%
Tier 1 leverage capital	9.96%		10.06%		10.16%		9.94%	9.58%	9.96%		9.58%
Period end tangible equity to period end tangible assets (G)	9.64%		10.01%		9.93%		9.62%	9.48%	9.64%		9.48%

Other Data
Weighted-average shares used in computing earnings per common share
Basic	92,930		91,207		91,287		91,209	91,772	92,073		91,965
Diluted	92,930		91,207		91,287		91,209	91,772	92,073		91,965
Period end shares outstanding	93,721		90,693		91,314		91,210	91,196	93,721		91,196
Cash dividends paid per common share	$0.55		$0.55		$0.55		$0.52	$0.52	$1.10		$1.04
Book value per common share	$74.35		$74.31		$73.37		$72.49	$71.51	$74.35		$71.51
Tangible book value per common share (G)	$37.49		$38.13		$37.41		$36.47	$35.46	$37.49		$35.46

Common Stock Market Price
High	$63.13		$78.76		$76.32		$77.93	$73.50	$78.76		$80.46
Low	$55.12		$58.25		$66.71		$65.37	$64.69	$55.12		$64.69
Period end closing price	$56.48		$61.52		$72.68		$66.68	$68.27	$56.48		$68.27
Employees – FTE (excluding overtime)	3,710		3,651		3,633		3,592	3,576	3,710		3,576
Number of banking centers	286		272		272		272	272	286		272

(D) Includes purchase accounting adjustments for the periods presented as follows:

	Three Months Ended					Year-to-Date
	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Jun 30, 2023	Jun 30, 2022
Loan discount accretion
Non-PCD	$1,242	$532	$603	$912	$(265)	$1,774	$4,409
PCD	$1,178	$339	$310	$322	$324	$1,517	$845
Securities net amortization	$(426)	$2	$12	$40	$12	$(424)	$64
Time deposits amortization	$187	$53	$59	$68	$84	$240	$184

(E) Using effective tax rate of 22.2%, 21.4%, 21.0%, 21.6% and 21.3% for the three months ended June 30, 2023, March 31, 2023, December 31, 2022, September 30, 2022 and June 30, 2022, respectively, and 21.8% and 21.2% for the six months ended June 30, 2023 and June 30, 2022.

(F) Interim periods annualized.

(G) Refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

(H) Net interest margin for all periods presented is based on average balances on an actual 365-day basis.

(I) Calculated by dividing total noninterest expense, excluding credit loss provisions, by net interest income plus noninterest income, excluding net gains and losses on the sale or write down of assets and securities. Additionally, taxes are not part of this calculation.

(J) For calculations of the annualized returns on average assets, average common equity and average tangible common equity excluding merger related provision for credit losses, net of tax, and merger related expenses, net of tax, refer to the "Notes to Selected Financial Data" at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

(K) For calculations of the efficiency ratio excluding merger related provision for credit losses, net of tax, and merger related expenses, net of tax, refer to the "Notes to Selected Financial Data" at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

YIELD ANALYSIS	Three Months Ended
	Jun 30, 2023				Mar 31, 2023				Jun 30, 2022
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(L)	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(L)	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(L)
Interest-earning assets:
Loans held for sale	$3,910	$67	6.87%		$2,343	$38	6.58%		$3,199	$40	5.02%
Loans held for investment	19,802,751	270,688	5.48%		18,317,712	236,606	5.24%		16,799,609	182,286	4.35%
Loans held for investment - Warehouse Purchase Program	898,768	15,883	7.09%		617,822	10,474	6.88%		1,257,521	10,444	3.33%
Total loans	20,705,429	286,638	5.55%		18,937,877	247,118	5.29%		18,060,329	192,770	4.28%
Investment securities	13,976,818	72,053	2.07%	(M)	14,332,509	73,185	2.07%	(M)	14,989,666	64,111	1.72%	(M)
Federal funds sold and other earning assets	150,300	1,757	4.69%		600,048	7,006	4.74%		540,907	925	0.69%
Total interest-earning assets	34,832,547	360,448	4.15%		33,870,434	327,309	3.92%		33,590,902	257,806	3.08%
Allowance for credit losses on loans	(283,594)				(282,316)				(284,550)
Noninterest-earning assets	4,738,673				4,589,735				4,448,060
Total assets	$39,287,626				$38,177,853				$37,754,412

Interest-bearing liabilities:
Interest-bearing demand deposits	$5,147,453	$3,791	0.30%		$5,877,641	$3,792	0.26%		$6,437,614	$2,154	0.13%
Savings and money market deposits	9,156,047	43,025	1.88%		9,579,679	35,521	1.50%		10,702,273	4,473	0.17%
Certificates and other time deposits	2,652,064	17,148	2.59%		2,045,580	8,030	1.59%		2,409,663	2,014	0.34%
Other borrowings	4,427,914	57,351	5.20%		2,887,011	34,396	4.83%		112,582	450	1.60%
Securities sold under repurchase agreements	441,303	2,674	2.43%		427,887	2,103	1.99%		463,108	244	0.21%
Subordinated debentures	1,547	—	—		—	—	—		—	—	—
Total interest-bearing liabilities	21,826,328	123,989	2.28%	(N)	20,817,798	83,842	1.63%	(N)	20,125,240	9,335	0.19%	(N)

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	10,274,819				10,389,980				10,855,802
Allowance for credit losses on off-balance sheet credit exposures	30,022				29,947				29,947
Other liabilities	220,775				180,685				186,344
Total liabilities	32,351,944				31,418,410				31,197,333
Shareholders' equity	6,935,682				6,759,443				6,557,079
Total liabilities and shareholders' equity	$39,287,626				$38,177,853				$37,754,412

Net interest income and margin		$236,459	2.72%			$243,467	2.92%			$248,471	2.97%
Non-GAAP to GAAP reconciliation:
Tax equivalent adjustment		854				833				445
Net interest income and margin (tax equivalent basis)		$237,313	2.73%			$244,300	2.93%			$248,916	2.97%

(L) Annualized and based on an actual 365-day basis.

(M) Yield on securities was impacted by net premium amortization of $7,131, $7,384 and $11,450 for the three months ended June 30, 2023, March 31, 2023 and June 30, 2022, respectively.

(N) Total cost of funds, including noninterest bearing deposits, was 1.55%, 1.09% and 0.12% for the three months ended June 30, 2023, March 31, 2023 and June 30, 2022, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

YIELD ANALYSIS	Year-to-Date
	Jun 30, 2023				Jun 30, 2022
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(O)	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(O)
Interest-earning assets:
Loans held for sale	$3,131	$105	6.76%		$3,901	$80	4.14%
Loans held for investment	19,064,334	507,294	5.37%		16,756,345	365,319	4.40%
Loans held for investment - Warehouse Purchase Program	759,071	26,357	7.00%		1,263,132	20,396	3.26%
Total loans	19,826,536	533,756	5.43%		18,023,378	385,795	4.32%
Investment securities	14,153,681	145,238	2.07%	(P)	14,384,681	119,122	1.67%	(P)
Federal funds sold and other earning assets	373,931	8,763	4.73%		1,333,800	1,772	0.27%
Total interest-earning assets	34,354,148	687,757	4.04%		33,741,859	506,689	3.03%
Allowance for credit losses on loans	(282,959)				(285,118)
Noninterest-earning assets	4,667,547				4,453,117
Total assets	$38,738,736				$37,909,858

Interest-bearing liabilities:
Interest-bearing demand deposits	$5,510,530	$7,583	0.28%		$6,605,431	$4,606	0.14%
Savings and money market deposits	9,366,694	78,546	1.69%		10,785,902	8,499	0.16%
Certificates and other time deposits	2,350,498	25,178	2.16%		2,522,966	4,290	0.34%
Other borrowings	3,661,719	91,747	5.05%		56,602	450	1.60%
Securities sold under repurchase agreements	434,632	4,777	2.22%		457,612	429	0.19%
Subordinated debentures	774	—	—		—	—	—
Total interest-bearing liabilities	21,324,847	207,831	1.97%	(Q)	20,428,513	18,274	0.18%	(Q)

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	10,332,082				10,746,819
Allowance for credit losses on off-balance sheet credit exposures	29,985				29,947
Other liabilities	203,769				181,157
Total liabilities	31,890,683				31,386,436
Shareholders' equity	6,848,053				6,523,422
Total liabilities and shareholders' equity	38,738,736				$37,909,858

Net interest income and margin		$479,926	2.82%			$488,415	2.92%
Non-GAAP to GAAP reconciliation:
Tax equivalent adjustment		1,687				917
Net interest income and margin (tax equivalent basis)		$481,613	2.83%			$489,332	2.92%

(O) Annualized and based on an actual 365-day basis.

(P) Yield on securities was impacted by net premium amortization of $14,515 and $24,307 for the six months ended June 30, 2023 and 2022, respectively.

(Q) Total cost of funds, including noninterest bearing deposits, was 1.32% and 0.12% for the six months ended June 30, 2023 and 2022, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended
	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022
YIELD TREND (R)

Interest-Earning Assets:
Loans held for sale	6.87%	6.58%	6.09%	5.47%	5.02%
Loans held for investment	5.48%	5.24%	4.98%	4.58%	4.35%
Loans held for investment - Warehouse Purchase Program	7.09%	6.88%	6.02%	4.56%	3.33%
Total loans	5.55%	5.29%	5.02%	4.58%	4.28%
Investment securities (S)	2.07%	2.07%	1.96%	1.82%	1.72%
Federal funds sold and other earning assets	4.69%	4.74%	3.63%	2.37%	0.69%
Total interest-earning assets	4.15%	3.92%	3.67%	3.33%	3.08%

Interest-Bearing Liabilities:
Interest-bearing demand deposits	0.30%	0.26%	0.22%	0.15%	0.13%
Savings and money market deposits	1.88%	1.50%	1.13%	0.37%	0.17%
Certificates and other time deposits	2.59%	1.59%	0.94%	0.52%	0.34%
Other borrowings	5.20%	4.83%	3.97%	2.55%	1.60%
Securities sold under repurchase agreements	2.43%	1.99%	1.55%	0.41%	0.21%
Subordinated debentures	—	—	—	—	—
Total interest-bearing liabilities	2.28%	1.63%	1.06%	0.38%	0.19%

Net Interest Margin	2.72%	2.92%	3.04%	3.11%	2.97%
Net Interest Margin (tax equivalent)	2.73%	2.93%	3.05%	3.11%	2.97%

(R) Annualized and based on average balances on an actual 365-day basis.

(S) Yield on securities was impacted by net premium amortization of $7,131, $7,384, $8,703, $9,947 and $11,450 for the three months ended June 30, 2023, March 31, 2023, December 31, 2022, September 30, 2022 and June 30, 2022, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended
	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022
Balance Sheet Averages
Loans held for sale	$3,910	$2,343	$1,758	$4,136	$3,199
Loans held for investment	19,802,751	18,317,712	17,818,769	17,275,866	16,799,609
Loans held for investment - Warehouse Purchase Program	898,768	617,822	747,007	938,589	1,257,521
Total Loans	20,705,429	18,937,877	18,567,534	18,218,591	18,060,329

Investment securities	13,976,818	14,332,509	14,715,516	14,962,847	14,989,666
Federal funds sold and other earning assets	150,300	600,048	101,986	87,859	540,907
Total interest-earning assets	34,832,547	33,870,434	33,385,036	33,269,297	33,590,902
Allowance for credit losses on loans	(283,594)	(282,316)	(282,546)	(283,244)	(284,550)
Cash and due from banks	281,593	319,960	306,235	302,479	309,223
Goodwill	3,291,659	3,231,637	3,231,637	3,231,637	3,231,637
Core deposit intangibles, net	48,616	50,208	52,591	55,158	57,728
Other real estate	2,712	2,083	2,075	1,652	1,639
Fixed assets, net	357,593	342,380	338,572	336,657	336,242
Other assets	756,500	643,467	584,302	552,929	511,591
Total assets	$39,287,626	$38,177,853	$37,617,902	$37,466,565	$37,754,412

Noninterest-bearing deposits	$10,274,819	$10,389,980	$11,064,714	$11,048,856	$10,855,802
Interest-bearing demand deposits	5,147,453	5,877,641	5,843,672	6,155,511	6,437,614
Savings and money market deposits	9,156,047	9,579,679	9,805,024	10,172,986	10,702,273
Certificates and other time deposits	2,652,064	2,045,580	2,066,085	2,185,529	2,409,663
Total deposits	27,230,383	27,892,880	28,779,495	29,562,882	30,405,352
Other borrowings	4,427,914	2,887,011	1,465,533	577,828	112,582
Securities sold under repurchase agreements	441,303	427,887	441,405	473,584	463,108
Subordinated debentures	1,547	—	—	—	—
Allowance for credit losses on off-balance sheet credit exposures	30,022	29,947	29,947	29,947	29,947
Other liabilities	220,775	180,685	224,512	231,812	186,344
Shareholders' equity	6,935,682	6,759,443	6,677,010	6,590,512	6,557,079
Total liabilities and equity	$39,287,626	$38,177,853	$37,617,902	$37,466,565	$37,754,412

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Jun 30, 2023		Mar 31, 2023		Dec 31, 2022		Sep 30, 2022		Jun 30, 2022
Period End Balances

Loan Portfolio
Commercial and industrial	$2,245,620	10.5%	$2,074,078	10.7%	$2,165,263	11.6%	$2,197,033	11.9%	$2,183,277	12.0%
Warehouse purchase program	1,148,883	5.3%	799,115	4.1%	740,620	3.9%	922,764	5.0%	1,137,623	6.2%
Construction, land development and other land loans	3,215,016	14.8%	2,899,980	15.0%	2,805,438	14.9%	2,659,552	14.4%	2,460,526	13.5%
1-4 family residential	6,780,813	31.3%	6,055,532	31.3%	5,774,814	30.6%	5,447,993	29.4%	5,156,200	28.3%
Home equity	977,070	4.5%	959,124	5.0%	966,410	5.1%	943,197	5.1%	932,725	5.1%
Commercial real estate (includes multi-family residential)	5,676,526	26.2%	5,133,693	26.6%	4,986,211	26.5%	4,966,243	26.8%	4,967,662	27.3%
Agriculture (includes farmland)	804,376	3.7%	721,395	3.7%	688,033	3.6%	670,603	3.6%	665,960	3.7%
Consumer and other	305,207	1.4%	288,300	1.5%	283,559	1.5%	288,834	1.6%	274,532	1.5%
Energy	500,435	2.3%	403,142	2.1%	429,479	2.3%	410,069	2.2%	430,339	2.4%
Total loans	$21,653,946		$19,334,359		$18,839,827		$18,506,288		$18,208,844

Deposit Types
Noninterest-bearing DDA	$10,364,921	37.9%	$10,108,348	37.4%	$10,915,448	38.2%	$11,154,143	38.1%	$11,032,184	36.9%
Interest-bearing DDA	4,953,090	18.1%	5,332,086	19.8%	5,986,203	21.0%	6,027,157	20.6%	6,331,314	21.2%
Money market	5,904,160	21.5%	6,021,449	22.3%	6,164,025	21.6%	6,438,787	22.0%	6,646,726	22.3%
Savings	3,179,351	11.6%	3,304,482	12.2%	3,471,970	12.2%	3,563,776	12.1%	3,597,820	12.0%
Certificates and other time deposits	2,979,364	10.9%	2,237,871	8.3%	1,995,885	7.0%	2,116,232	7.2%	2,257,574	7.6%
Total deposits	$27,380,886		$27,004,236		$28,533,531		$29,300,095		$29,865,618

Loan to Deposit Ratio	79.1%		71.6%		66.0%		63.2%		61.0%

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

Construction Loans

	Jun 30, 2023		Mar 31, 2023		Dec 31, 2022		Sep 30, 2022		Jun 30, 2022

Single family residential construction	$1,244,631	38.7%	$1,179,883	40.7%	$1,097,176	39.1%	$1,004,000	37.8%	$911,443	37.0%
Land development	310,199	9.7%	222,511	7.7%	181,747	6.5%	145,303	5.5%	133,398	5.4%
Raw land	359,228	11.2%	326,168	11.2%	332,603	11.9%	343,066	12.9%	316,750	12.9%
Residential lots	216,706	6.7%	226,600	7.8%	243,942	8.7%	237,714	8.9%	223,703	9.1%
Commercial lots	158,278	4.9%	167,151	5.8%	177,378	6.3%	181,679	6.8%	184,794	7.5%
Commercial construction and other	927,025	28.8%	777,678	26.8%	772,606	27.5%	747,803	28.1%	690,453	28.1%
Net unaccreted discount	(1,051)		(11)		(14)		(13)		(15)
Total construction loans	$3,215,016		$2,899,980		$2,805,438		$2,659,552		$2,460,526

Non-Owner Occupied Commercial Real Estate Loans by Metropolitan Statistical Area (MSA) as of June 30, 2023

	Houston	Dallas	Austin	OK City	Tulsa	Other (T)	Total
Collateral Type
Shopping center/retail	$373,900	$281,847	$59,128	$29,016	$18,882	$312,841	$1,075,614
Commercial and industrial buildings	170,181	110,798	29,482	43,950	14,714	256,246	625,371
Office buildings	81,491	227,950	25,751	66,157	4,132	100,329	505,810
Medical buildings	79,536	17,707	3,757	25,514	35,555	54,935	217,004
Apartment buildings	166,554	130,937	17,770	13,550	8,555	165,768	503,134
Hotel	118,798	89,146	39,351	25,585	—	171,692	444,572
Other	86,007	91,433	43,997	7,893	1,762	79,522	310,614
Total	$1,076,467	$949,818	$219,236	$211,665	$83,600	$1,141,333	$3,682,119	(U)

Acquired Loans

	Non-PCD Loans			PCD Loans			Total Acquired Loans
	Balance at Acquisition Date	Balance at Mar 31, 2023	Balance at Jun 30, 2023	Balance at Acquisition Date	Balance at Mar 31, 2023	Balance at Jun 30, 2023	Balance at Acquisition Date		Balance at Mar 31, 2023	Balance at Jun 30, 2023
Loan marks:
Acquired banks (V)	$345,599	$1,701	$1,208	$320,052	$3,022	$2,776	$665,651		$4,723	$3,984
FirstCapital Bank (W)	22,593	—	21,844	8,336	—	7,334	30,929		—	29,178
Total	368,192	1,701	23,052	328,388	3,022	10,110	696,580		4,723	33,162

Acquired portfolio loan balances:
Acquired banks (V)	12,286,159	1,249,921	1,174,855	689,573	58,549	61,484	12,975,732		1,308,470	1,236,339
FirstCapital Bank (W)	1,035,768	—	953,646	613,917	—	599,865	1,649,685		—	1,553,511
Total	13,321,927	1,249,921	2,128,501	1,303,490	58,549	661,349	14,625,417	(X)	1,308,470	2,789,850

Acquired portfolio loan balances less loan marks	$12,953,735	$1,248,220	$2,105,449	$975,102	$55,527	$651,239	$13,928,837		$1,303,747	$2,756,688

(T) Includes other MSA and non-MSA regions.

(U) Represents a portion of total commercial real estate loans of $5.677 billion as of June 30, 2023.

(V) Includes Bank Arlington, American State Bank, Community National Bank, First Federal Bank Texas, Coppermark Bank, First Victoria National Bank, The F&M Bank & Trust Company, Tradition Bank and LegacyTexas Bank.

(W) FirstCapital Bank merger was completed on May 1, 2023. During the second quarter of 2023, the Merger resulted in the addition of $1.650 billion in loans with related purchase accounting adjustments of $30.9 million at acquisition date.

(X) Actual principal balances acquired.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended					Year-to-Date
	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Jun 30, 2023	Jun 30, 2022
Asset Quality
Nonaccrual loans	$57,723	$22,496	$19,614	$17,729	$20,619	$57,723	$20,619
Accruing loans 90 or more days past due	1,744	—	5,917	378	13	1,744	13
Total nonperforming loans	59,467	22,496	25,531	18,107	20,632	59,467	20,632
Repossessed assets	153	—	—	13	—	153	—
Other real estate	3,107	1,989	1,963	1,758	1,555	3,107	1,555
Total nonperforming assets	$62,727	$24,485	$27,494	$19,878	$22,187	$62,727	$22,187

Nonperforming assets:
Commercial and industrial (includes energy)	$24,027	$2,832	$3,921	$2,376	$2,964	$24,027	$2,964
Construction, land development and other land loans	4,245	3,210	6,166	1,712	1,866	4,245	1,866
1-4 family residential (includes home equity)	19,609	16,951	15,326	13,986	14,335	19,609	14,335
Commercial real estate (includes multi-family residential)	13,504	1,051	1,649	1,364	2,448	13,504	2,448
Agriculture (includes farmland)	1,284	432	421	434	567	1,284	567
Consumer and other	58	9	11	6	7	58	7
Total	$62,727	$24,485	$27,494	$19,878	$22,187	$62,727	$22,187
Number of loans/properties	241	190	170	150	160	241	160
Allowance for credit losses on loans	$345,209	$282,191	$281,576	$282,179	$283,959	$345,209	$283,959

Net charge-offs (recoveries):
Commercial and industrial (includes energy)	$160	$(1,472)	$(643)	$(15)	$(197)	$(1,312)	$(183)
Construction, land development and other land loans	50	(13)	(5)	(4)	(5)	37	425
1-4 family residential (includes home equity)	(70)	(140)	(55)	(202)	(32)	(210)	55
Commercial real estate (includes multi-family residential)	14,957	(1)	74	757	395	14,956	29
Agriculture (includes farmland)	(78)	(6)	(14)	119	(9)	(84)	(112)
Consumer and other	1,046	1,017	1,246	1,125	1,052	2,063	2,207
Total	$16,065	$(615)	$603	$1,780	$1,204	$15,450	$2,421

Asset Quality Ratios
Nonperforming assets to average interest-earning assets	0.18%	0.07%	0.08%	0.06%	0.07%	0.18%	0.07%
Nonperforming assets to loans and other real estate	0.29%	0.13%	0.15%	0.11%	0.12%	0.29%	0.12%
Net charge-offs to average loans (annualized)	0.31%	-0.01%	0.01%	0.04%	0.03%	0.16%	0.03%
Allowance for credit losses on loans to total loans	1.59%	1.46%	1.49%	1.52%	1.56%	1.59%	1.56%
Allowance for credit losses on loans to total loans, excluding Warehouse Purchase Program loans (G)	1.68%	1.52%	1.56%	1.60%	1.66%	1.68%	1.66%

Prosperity Bancshares, Inc.®

Notes to Selected Financial Data (Unaudited)

(Dollars and share amounts in thousands, except per share data)

NOTES TO SELECTED FINANCIAL DATA

Prosperity’s management uses certain non-GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Specifically, Prosperity reviews diluted earnings per share excluding merger related provision for credit losses, net of tax, and merger related expenses, net of tax; return on average assets excluding merger related provision for credit losses, net of tax, and merger related expenses, net of tax; return on average common equity excluding merger related provision for credit losses, net of tax, and merger related expenses, net of tax; return on average tangible common equity; return on average tangible common equity excluding merger related provision for credit losses, net of tax, and merger related expenses, net of tax; tangible book value per share; the tangible equity to tangible assets ratio; allowance for credit losses to total loans excluding Warehouse Purchase Program; the efficiency ratio, excluding net gains and losses on the sale or write down of assets and securities; and the efficiency ratio, excluding net gains and losses on the sale or write down of assets and securities and merger related expenses, for internal planning and forecasting purposes. In addition, due to the application of purchase accounting, Prosperity uses certain non-GAAP financial measures and ratios that exclude the impact of these items to evaluate its allowance for credit losses to total loans (excluding Warehouse Purchase Program loans). Prosperity has included information below relating to these non-GAAP financial measures for the applicable periods presented.

	Three Months Ended					Year-to-Date
	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Jun 30, 2023	Jun 30, 2022
Reconciliation of diluted earnings per share to diluted earnings per share excluding merger related provision for credit losses, net of tax, and merger related expenses, net of tax:
Diluted earnings per share (unadjusted)	$0.94	$1.37	$1.51	$1.49	$1.40	$2.30	$2.73

Net income	$86,938	$124,694	$137,880	$135,820	$128,490	$211,632	$250,816
Merger related provision for credit losses, net of tax(Y)	14,647	—	—	—	—	14,647	—
Merger related expenses, net of tax(Y)	10,184	679	215	—	—	10,863	—
Net income excluding merger related provision for credit losses, net of tax, and merger related expenses, net of tax(Y):	$111,769	$125,373	$138,095	$135,820	$128,490	$237,142	$250,816

Weighted average diluted shares outstanding	92,930	91,207	91,287	91,209	91,772	92,073	91,965
Merger related provision for credit losses, net of tax, per diluted common share(Y)	$0.16	$—	$—	$—	$—	$0.16	—
Merger related expenses per diluted share, net of tax, per diluted common share(Y)	$0.11	$0.01	$—	$—	$—	$0.12	—
Diluted earnings per share excluding merger related provision for credit losses, net of tax, and merger related expenses, net of tax:(Y)	$1.21	$1.38	$1.51	$1.49	$1.40	$2.58	$2.73

Reconciliation of return on average assets to return on average assets excluding merger related provision for credit losses, net of tax, and merger related expenses, net of tax:
Return on average assets (unadjusted)	0.89%	1.31%	1.47%	1.45%	1.36%	1.09%	1.32%

Net income excluding merger related provision for credit losses, net of tax, and merger related expenses, net of tax(Y)	$111,769	$125,373	$138,095	$135,820	$128,490	$237,142	$250,816
Average total assets	$39,287,626	$38,177,853	$37,617,902	$37,466,565	$37,754,412	$38,738,736	$37,909,858
Return on average assets excluding merger related provision for credit losses, net of tax, and merger related expenses, net of tax (F) (Y)	1.14%	1.31%	1.47%	1.45%	1.36%	1.22%	1.32%

Reconciliation of return on average common equity to return on average common equity excluding merger related provision for credit losses, net of tax, and merger related expenses, net of tax:
Return on average common equity (unadjusted)	5.01%	7.38%	8.26%	8.24%	7.84%	6.18%	7.69%

Net income, excluding merger related provision for credit losses, net of tax, and merger related expenses, net of tax(Y)	$111,769	$125,373	$138,095	$135,820	$128,490	$237,142	$250,816
Average shareholders' equity	$6,935,682	$6,759,443	$6,677,010	$6,590,512	$6,557,079	$6,848,053	$6,523,422
Return on average common equity excluding merger related provision for credit losses, net of tax, and merger related expenses, net of tax (F) (Y)	6.45%	7.42%	8.27%	8.24%	7.84%	6.93%	7.69%

(Y) Calculated assuming a federal tax rate of 21.0%.

	Three Months Ended					Year-to-Date
	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Jun 30, 2023	Jun 30, 2022
Reconciliation of return on average common equity to return on average tangible common equity:
Net income	$86,938	$124,694	$137,880	$135,820	$128,490	$211,632	$250,816
Average shareholders' equity	$6,935,682	$6,759,443	$6,677,010	$6,590,512	$6,557,079	$6,848,053	$6,523,422
Less: Average goodwill and other intangible assets	(3,340,275)	(3,281,845)	(3,284,228)	(3,286,795)	(3,289,365)	(3,311,222)	(3,290,667)
Average tangible shareholders’ equity	$3,595,407	$3,477,598	$3,392,782	$3,303,717	$3,267,714	$3,536,831	$3,232,755
Return on average tangible common equity (F)	9.67%	14.34%	16.26%	16.44%	15.73%	11.97%	15.52%

Reconciliation of return on average common equity to return on average tangible common equity excluding merger related provision for credit losses, net of tax, and merger related expenses, net of tax:
Net income, excluding merger related provision for credit losses, net of tax, and merger related expenses, net of tax(Y)	$111,769	$125,373	$138,095	$135,820	$128,490	$237,142	$250,816
Average shareholders' equity	$6,935,682	$6,759,443	$6,677,010	$6,590,512	$6,557,079	$6,848,053	$6,523,422
Less: Average goodwill and other intangible assets	(3,340,275)	(3,281,845)	(3,284,228)	(3,286,795)	(3,289,365)	(3,311,222)	(3,290,667)
Average tangible shareholders’ equity	$3,595,407	$3,477,598	$3,392,782	$3,303,717	$3,267,714	$3,536,831	$3,232,755
Return on average tangible common equity excluding merger related provision for credit losses, net of tax, and merger related expenses, net of tax (F) (Y)	12.43%	14.42%	16.28%	16.44%	15.73%	13.41%	15.52%

Reconciliation of book value per share to tangible book value per share:
Shareholders’ equity	$6,968,116	$6,739,117	$6,699,374	$6,611,642	$6,521,827	$6,968,116	$6,521,827
Less: Goodwill and other intangible assets	(3,454,826)	(3,280,610)	(3,282,984)	(3,285,542)	(3,288,119)	(3,454,826)	(3,288,119)
Tangible shareholders’ equity	$3,513,290	$3,458,507	$3,416,390	$3,326,100	$3,233,708	$3,513,290	$3,233,708

Period end shares outstanding	93,721	90,693	91,314	91,210	91,196	93,721	91,196
Tangible book value per share	$37.49	$38.13	$37.41	$36.47	$35.46	$37.49	$35.46

Reconciliation of equity to assets ratio to period end tangible equity to period end tangible assets ratio:
Tangible shareholders’ equity	$3,513,290	$3,458,507	$3,416,390	$3,326,100	$3,233,708	$3,513,290	$3,233,708
Total assets	$39,905,131	$37,829,232	$37,689,829	$37,843,502	$37,387,256	$39,905,131	$37,387,256
Less: Goodwill and other intangible assets	(3,454,826)	(3,280,610)	(3,282,984)	(3,285,542)	(3,288,119)	(3,454,826)	(3,288,119)
Tangible assets	$36,450,305	$34,548,622	$34,406,845	$34,557,960	$34,099,137	$36,450,305	$34,099,137
Period end tangible equity to period end tangible assets ratio	9.64%	10.01%	9.93%	9.62%	9.48%	9.64%	9.48%

Reconciliation of allowance for credit losses to total loans to allowance for credit losses on loans to total loans excluding Warehouse Purchase Program:
Allowance for credit losses on loans	$345,209	$282,191	$281,576	$282,179	$283,959	$345,209	$283,959
Total loans	$21,653,946	$19,334,359	$18,839,827	$18,506,288	$18,208,844	$21,653,946	$18,208,844
Less: Warehouse Purchase Program loans	(1,148,883)	(799,115)	(740,620)	(922,764)	(1,137,623)	(1,148,883)	(1,137,623)
Total loans less Warehouse Purchase Program	$20,505,063	$18,535,244	$18,099,207	$17,583,524	$17,071,221	$20,505,063	$17,071,221
Allowance for credit losses on loans to total loans excluding Warehouse Purchase Program	1.68%	1.52%	1.56%	1.60%	1.66%	1.68%	1.66%

Reconciliation of efficiency ratio to efficiency ratio excluding net gains and losses on the sale or write down of assets and securities:
Noninterest expense	$145,870	$123,000	$119,244	$122,214	$122,878	$268,870	$242,728

Net interest income	$236,459	$243,467	$256,137	$260,679	$248,471	$479,926	$488,415
Noninterest income	39,688	38,266	37,724	34,688	37,594	77,954	72,716
Less: net gain on sale or write down of assets	1,994	121	2,087	50	1,108	2,115	1,797
Noninterest income excluding net gains and losses on the sale or write down of assets and securities	37,694	38,145	35,637	34,638	36,486	75,839	70,919
Total income excluding net gains and losses on the sale or write down of assets and securities	$274,153	$281,612	$291,774	$295,317	$284,957	$555,765	$559,334
Efficiency ratio, excluding net gains and losses on the sale or write down of assets and securities	53.21%	43.68%	40.87%	41.38%	43.12%	48.38%	43.40%

	Three Months Ended					Year-to-Date
	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Jun 30, 2023	Jun 30, 2022
Reconciliation of efficiency ratio to efficiency ratio, excluding net gains and losses on the sale or write down of assets and securities and merger related expenses:
Noninterest expense	$145,870	$123,000	$119,244	$122,214	$122,878	$268,870	$242,728
Less: merger related expenses	12,891	860	272	—	—	13,751	—
Noninterest expense excluding merger related expenses	$132,979	$122,140	$118,972	$122,214	$122,878	$255,119	$242,728

Net interest income	$236,459	$243,467	$256,137	$260,679	$248,471	$479,926	$488,415
Noninterest income	39,688	38,266	37,724	34,688	37,594	77,954	72,716
Less: net gain on sale or write down of assets	1,994	121	2,087	50	1,108	2,115	1,797
Noninterest income excluding net gains and losses on the sale or write down of assets and securities	37,694	38,145	35,637	34,638	36,486	75,839	70,919
Total income excluding net gains and losses on the sale or write down of assets and securities	$274,153	$281,612	$291,774	$295,317	$284,957	$555,765	$559,334
Efficiency ratio, excluding net gains and losses on the sale or write down of assets and securities and merger related expenses	48.51%	43.37%	40.78%	41.38%	43.12%	45.90%	43.40%